Exhibit 99.7

The Members

Equity Resource Holdings, LLC

We consent to the inclusion of our report dated July 31, 2003, except as to note 12, which is as of August 29, 2003, with respect to the consolidated balance sheets of Equity Resource Holdings, LLC and its wholly-owned subsidiary as of June 30, 2003 and 2002, and the related consolidated statements of operations and members' deficit and cash flows for the years ended June 30, 2003, 2002 and the period from February 28, 2001 (inception) through June 30, 2001, which report appears in the Form 8-K/A of The Vermont Teddy Bear Co., Inc. dated August 29, 2003.

MORGAN JACOBY THURN BOYLE & ASSOCIATES, P.A.

November 11, 2003